                                                                    EXHIBIT 10.4


                            BECKMAN INSTRUMENTS, INC.


                      EXECUTIVE DEFERRED COMPENSATION PLAN


                         EFFECTIVE AS OF JANUARY 1, 1998

                            BECKMAN INSTRUMENTS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                              Page
                                                              ----
                 ARTICLE I TITLE AND DEFINITIONS
    1.1   Title...............................................  1
    1.2   Definitions.........................................  1

                     ARTICLE II PARTICIPATION
    2.1   Participation....................................... 11

                   ARTICLE III DEFERRAL ELECTIONS
    3.1   Elections to Defer Salary and/or Bonus.............. 12

                         ARTICLE IV ACCOUNTS
    4.1   Cash Deferral Account............................... 16
    4.2   Stock Unit Account; Dividend Equivalents............ 17

                          ARTICLE V VESTING
    5.1   Vesting..............................................20

                       ARTICLE VI DISTRIBUTIONS
    6.1   Distribution of Accounts............................ 22
    6.2   Inability to Locate Participant..................... 25
    6.3   Early and Hardship Distributions.................... 26
    6.4   Distributions on Death.............................. 27

            ARTICLE VII CLAIMS PROCEDURE AND ARBITRATION
    7.1   Claims Procedure and Arbitration.................... 28

                     ARTICLE VIII ADMINISTRATION
    8.1   Committee........................................... 32
    8.2   Committee Action.................................... 32
    8.3   Powers and Duties of the Committee.................. 33
    8.4   Interpretation of Plan.............................. 34
    8.5   Plan Construction................................... 35
    8.6   Information......................................... 35
    8.7   Compensation, Expenses and Indemnity................ 36

                      ARTICLE IX MISCELLANEOUS
    9.1   Unsecured General Creditor.......................... 37
    9.2   No Employment Contract.............................. 37
    9.3   Adjustments in Case of Changes in Common Stock...... 38
    9.4   Restriction Against Assignment...................... 38
    9.5   Withholding......................................... 39
    9.6   Amendment, Modification, Suspension or Termination.. 39

    9.7   Governing Law....................................... 40
    9.8   Receipt or Release.................................. 40
    9.9   Payments on Behalf of Persons Under Incapacity...... 41
    9.10  Headings, etc. Not Part of Agreement................ 41

                            BECKMAN INSTRUMENTS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, Beckman Instruments, Inc. (the "Company") desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses effective as of January 1, 1998; and

     WHEREAS, it is believed that the adoption of this Plan providing for deferred compensation at the election of each executive or highly compensated employee will be in the best interests of the Company;

     NOW, THEREFORE, it is hereby declared as follows:

                                    ARTICLE I

                              TITLE AND DEFINITIONS

1.1  TITLE.
     ------

          This Plan shall be known as the "Beckman Instruments, Inc. Executive Deferred Compensation Plan."

1.2  DEFINITIONS.
     -----------

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          "Account" or "Accounts" shall mean a Participant's Cash Deferral Account and/or Stock Unit Account. The Committee may establish such additional accounts or subaccounts as it deems necessary for the proper administration of the Plan.

          "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, who have been designated as or who are deemed to be the Participant's "Beneficiary" or "Beneficiaries" under the 401(k) Plan and who shall receive the benefits specified hereunder in the event of the Participant's death. Notwithstanding the above, a Participant may designate or change such designation of his or her Beneficiary or Beneficiaries for purposes of this Plan by filing, on a form provided by the Committee and on such terms and conditions as the Committee may prescribe, a Beneficiary designation. No such Beneficiary designation shall become effective until it is filed with the Committee. Such Beneficiary designation shall thereafter remain in effect with respect to this Plan until a new Beneficiary designation is filed with the Committee pursuant to the terms hereof. In the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited or made with the court having jurisdiction over the estate of the minor.

          "Board of Directors" or "Board" shall mean the Board of Directors of Beckman Instruments, Inc.

          "Bonus" shall mean any annual incentive compensation payable to a Participant in accordance with the Executive or Management Incentive Plans (or their successors) that is in addition to the Participant's Salary.

          "Cash Deferral Account" shall mean the bookkeeping account maintained by the Company on behalf of a Participant who elects to defer his or her Salary and/or Bonus in cash pursuant to Section 3.1.

          "Change in Control Event" shall mean the following and shall be deemed to occur if any of the following events occur:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than an employee benefit plan of Beckman Instruments, Inc. ("Beckman"), or a trustee or other fiduciary holding securities under an employee benefit plan of Beckman, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Beckman representing 20% or more of the combined voting power of Beckman's then outstanding voting securities, provided that, no Change in Control Event shall be deemed to occur solely because a corporation (the "seller") owns 20% or more of Beckman voting securities if such ownership is only a transitory step in a reorganization whereby Beckman purchases the assets of the seller for Beckman voting securities and the seller liquidates shortly thereafter;

               (ii) individuals who, as of the date hereof, constitute the Board of Beckman (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Beckman stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Beckman, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board of Beckman;

               (iii) the stockholders of Beckman approve a merger or consolidation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Beckman outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 80% of the combined voting power of the voting securities of Beckman or such other entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Beckman (or similar transaction) in which no person acquires 20% or more of the combined voting power of Beckman's then outstanding voting securities; or

               (iv) the stockholders of Beckman approve a plan of complete liquidation of Beckman or an agreement for the sale or disposition by Beckman of all or substantially all of Beckman's assets.

Notwithstanding the preceding sentence, a Change in Control Event shall not be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 20% or more of the combined voting power of Beckman's then outstanding voting securities solely in connection with a public offering of Beckman's securities.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Organization and Compensation Committee of the Board or its delegate(s) which administers this Plan in accordance with
Article VIII.

          "Common Stock" shall mean the Common Stock of the Company, subject to adjustment pursuant to Section 9.3.

          "Company" shall mean Beckman Instruments, Inc., any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Beckman Instruments, Inc. is a component member.

          "Disability" shall mean that the Participant (1) has terminated employment with the Company, and (2) at the date of such termination, is disabled within the meaning of Section 22(e)(3) of the Code. The Participant must furnish proof of disability in such form and manner, and at such times, as the Company may require. A consideration of disability hereunder does not mean or imply that the Participant qualifies for any disability-related benefits under any other plan or program of the Company, and each such other plan or program is or may be governed by separate requirements which differ from those applied herein.

          "Distribution Amount" shall mean the amount of a Participant's Cash Deferral Account and Stock Unit Account (together with earnings and Dividend Equivalents credited pursuant to Sections 4.1(c) and 4.2(e) respectively) associated with a particular Plan Year's deferral and distribution election.

          "Dividend Equivalent" shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equivalent to the number of Stock Units then credited to a Participant's Stock Unit Account, which amount shall be allocated as additional Stock Units to such Participant's Stock Unit Account, as provided in Section 4.2.

          "Effective Date" shall mean January 1, 1998.

          "Eligible Employee" shall mean an officer or other highly compensated employee of the Company who has been selected by the Committee to participate in this Plan. The Committee shall limit Eligible Employee status to a select group of management or highly compensated employees, as set forth in Sections 201, 301 and 401 of ERISA.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Fair Market Value" shall mean on any date the closing price of the Common Stock on the New York Stock Exchange, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the New York Stock Exchange on the next preceding date on which there was trading in such shares. If the Common Stock is not listed, admitted or quoted, the Committee may designate such other source of data as it deems appropriate for determining such value for purposes of this Plan.

          "401(k) Plan" means the Beckman Instruments, Inc. Savings and Investment Plan, as it may be amended from time to time.

          "Interest Rate" shall mean, for each Plan Year, the prime rate of interest established by Bank of America, NT&SA in effect as of the July 31 preceding the relevant Plan Year.

          "Layoff" shall mean that a Participant has terminated from employment with the Company as a result of a layoff and such termination is classified as such in the Company's payroll records.

          "Participant" shall mean any Eligible Employee who elects to defer a portion of his or her Salary and/or Bonus in accordance with Section 3.1 and who satisfies the participation requirements of Article II.

          "Plan" shall mean the Beckman Instruments, Inc. Executive Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time. This Plan constitutes an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as set forth in Sections 201, 301 and 401 of ERISA.

          "Plan Year" shall mean the 12 consecutive month period beginning on January 1.

          "Premium Percentage" shall mean the percentage used for the crediting of Premium Units determined pursuant to Section 4.2(c)(ii) of the Plan.

          "Premium Units" shall mean the Stock Units credited to a Participant's Stock Unit Account in any month resulting from the premium associated with the Participant's deferral of a particular percentage of Bonus in the form of Stock Units pursuant to Section 4.2(c)(ii).

          "Retirement" shall mean a Participant's Early, Normal, or Late Retirement as defined in the Beckman Instruments, Inc. Pension Plan. For Participants who are not eligible to participate in the Beckman Instruments, Inc. Pension Plan, "Retirement" shall mean what their Early, Normal, or Late Retirement would have been under such plan had they otherwise been eligible to participate for their entire period of service with the Company.

          "Salary" shall mean the Participant's "Plan Compensation" (as such term is defined in the 401(k) Plan, but without regard to the limit under
Section 401(a)(17) of the Code) prior to any deferrals under this Plan or any other deferred compensation plan of the Company, except for Bonus.

          "Stock Unit" or "Unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Company solely for purposes of this Plan. The Units credited to a Participant's Stock Unit Account shall be used solely as a device for the determination of the value of the Participant's Stock Unit Account to be eventually distributed in cash to such Participant in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Units granted or credited under this Plan. The number of Units credited shall be subject to adjustment in accordance with Section 9.3.

          "Stock Unit Account" shall mean the bookkeeping account maintained by the Company on behalf of each Participant who elects to defer his or her Salary and/or Bonus in Stock Units pursuant to Section 3.1. In addition, each Participant's Stock Unit Account shall be credited with Company matching contributions in the form of additional Stock Units in accordance with Section 4.2(d).

                                   ARTICLE II

                                  PARTICIPATION

2.1  PARTICIPATION.
     --------------

          Participation in the Plan is voluntary. An Eligible Employee shall become a Participant in this Plan by electing to defer a portion of his or her Salary and/or Bonus in accordance with Article III.

                                  ARTICLE III

                               DEFERRAL ELECTIONS

3.1  ELECTIONS TO DEFER SALARY AND/OR BONUS.
     ---------------------------------------

          (a) Deferral Elections. The Committee shall notify each Eligible Employee of his or her eligibility to participate in the Plan; provided, however, that an Eligible Employee's deferral of Salary and/or Bonus under this Plan for any Plan Year may only commence after the Eligible Employee has satisfied the participation requirement of Article II. An Eligible Employee's elections to participate may be made by telephonic means in accordance with rules and procedures established by the Committee. In addition, notwithstanding anything else contained herein to the contrary, no Eligible Employee shall be allowed to defer Salary and/or Bonus to the extent the Committee determines in its discretion that such compensation should be withheld to pay the Eligible Employee's portion of taxes under the Federal Insurance Contributions Act, any state, federal or local income taxes, payments required to maintain coverage for the Eligible Employee or the Eligible Employee's dependents under any welfare plan or program of the Company, or any similar payment.

          (b) Annual Election to Defer Salary. To participate through the deferral of Salary for any Plan Year, an Eligible Employee must file an election with the Committee no later than the date established by the Committee. Such date shall precede the Plan Year during which the deferral election shall be effective.

          (c) Annual Election to Defer Bonus. To participate through the deferral of a Bonus for any Plan Year, an Eligible Employee must file a separate election with the Committee no later than the date established by the Committee. Such date shall be no later than September 30 of the Plan Year to which it applies (or, with respect to any Bonus to be deferred during 1998, no later than December 12, 1997).

          (d) Election for Newly Hired Employee. An Eligible Employee whose employment with the Company commences during a Plan Year may elect to participate in the Plan during such Plan Year by filing a Salary deferral election with the Committee no later than the first filing deadline applicable to such Eligible Employee under the 401(k) Plan for filing deferral elections. Such election shall be effective with respect to Salary earned on or after the first day of the month coinciding with or next following the filing deadline established under the 401(k) Plan. An Eligible Employee whose initial employment with the Company commences on or prior to the published deadline for the deferral of a Bonus may make a separate written election with respect to the deferral of his or her Bonus for that Plan Year, which separate election must be filed with the Committee no later than the published deadline for that Plan Year.

          (e) Method of Deferral. Each participation election shall signify the portion of the Eligible Employee's Salary and/or Bonus that he or she elects to defer. The Participant also will make a single election for the time and form of payment of each Plan Year's deferred compensation (Salary and/or Bonus, Company matching contributions, Premium Units, and allocable earnings) to be distributed to him or her as set forth herein. An election to defer Salary for a Plan Year shall apply to all Salary earned during each pay period beginning in such Plan Year. An election to defer Bonuses for a Plan Year shall apply to any Bonus paid with respect to services performed during such Plan Year, even if payment would otherwise be made after the close of such Plan Year, provided that such deferral election is made by the applicable deadline described in the preceding subsections of this Section 3.1. A Participant's election to defer his or her Salary and/or Bonus under the Plan shall specify whether such amount is to be deferred in 1% increments in the form of (i) cash, in accordance with Section 4.1, and/or (ii) Stock Units, in accordance with Section 4.2.

          (f) Amount of Deferrals. Subject to the withholding requirements of
Section 3.1(a) above, the amount of Salary and/or Bonus which an Eligible Employee may elect to defer is as follows:

               (1) Any percentage of Salary (in 5% increments) from 10% up to 70%; and

               (2) Any percentage of Bonus (in 5% increments) from 20% up to 80%.

          (g) Duration of Deferral Election. Any deferral election made under paragraphs (b), (c) or (d) of this Section 3.1 shall remain in effect and, except as provided in Subsection 3.1(h), be irrevocable, notwithstanding any change in the Participant's Salary or Bonus, for the entire Plan Year for which it is effective.

          (h) Emergency Cessation of Deferrals. Notwithstanding anything contained herein to the contrary, a Participant may discontinue his or her Salary and Bonus deferrals under the Plan at any time, provided that the Participant also ceases at the same time to make any before-tax deferrals and after-tax contribution under the 401(k) Plan and the Beckman Instruments, Inc. Executive Restoration Plan. Such discontinuance of deferrals and after-tax contributions will remain in effect for the remainder of the current Plan Year and the following Plan Year.

                                   ARTICLE IV

                                    ACCOUNTS

4.1  CASH DEFERRAL ACCOUNT.
     ----------------------

          The Committee shall establish and maintain a Cash Deferral Account for each Participant under the Plan. A Participant's Cash Deferral Account shall be credited as follows:

          (a) Initial Crediting of Salary to Cash Deferral Account. As of the last day of each month, the Committee shall credit the Participant's Cash Deferral Account with an amount equal to the portion of Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.1; that is, the portion of the Participant's Salary that the Participant has elected to be deferred under his or her Cash Deferral Account.

          (b) Initial Crediting of Bonus to Cash Deferral Account. As of the last day of each month in which the Bonus is paid, the Committee shall credit the Participant's Cash Deferral Account with an amount equal to the portion of the Bonus deferred under Section 3.1; that is, the portion of the Participant's Bonus that the Participant has elected to be deferred under his or her Cash Deferral Account.

          (c) Crediting of Earnings. As of the last day of each month, the Participant's Cash Deferral Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such Account as of the last day of the preceding month by an amount equal to one-twelfth (1/12) the Interest Rate. For purposes of crediting earnings to a Participant's Account, the Interest Rate that is used may fluctuate from Plan Year to Plan Year. In addition, the Interest Rate that is used in connection with a particular Plan Year shall apply to the Participant's entire Account balance.

4.2  STOCK UNIT ACCOUNT; DIVIDEND EQUIVALENTS.
     -----------------------------------------

          (a) Stock Unit Account. The Committee shall establish and maintain a Stock Unit Account for each Participant under the Plan. A Participant's Stock Unit Account shall be credited with the portion of his or her Salary and/or Bonus he or she has elected pursuant to Section 3.1 to defer in the form of Stock Units. In addition, the Participant's Stock Unit Account shall be credited with Company matching contributions in the form of additional Stock Units in accordance with Section 4.2(d).

          (b) Crediting of Salary to Stock Unit Account. As of the last day of each month, the Committee shall credit the Participant's Stock Unit Account with a number of Units determined by dividing the applicable portion of the

Participant's deferred Salary by the Fair Market Value of a share of Common Stock as of the last day of such month.

          (c) Crediting of Bonus to Stock Unit Account. As of the last day of each month in which the deferred Bonus is paid, a Participant's Stock Unit Account shall be credited with a number of Units equal to the sum of (i) and
(ii), where (i) is the number of Stock Units which is equal to the applicable portion of the Participant's deferred Bonus divided by the Fair Market Value of a share of Common Stock as of the last day of such month, and (ii) is the number of Premium Units which is equal to the product of the number of Stock Units determined in (i) above, multiplied by the applicable Premium Percentage determined in accordance with the following table with respect to the percentage of Bonus that the Participant has elected to defer in the form of Stock Units for that Plan Year:

          Percentage of Bonus deferred in         Premium
          the form of Stock Units                 Percentage
          -------------------------------         ----------
          Less than 35%                                 0%
          35% but less than 50%                        15%
          50% but less than 70%                        20%
          70% to 80%                                   30%


          (d) Company Matching Contributions. As of the last day of each month, each Participant's Stock Unit Account shall be credited with a number of additional Units determined by dividing the product of (i) and (ii) by (iii), where (i) is an amount equal to the sum of Salary and Bonus deferred by the

Participant during such month under Sections 4.1(a), 4.1(b), 4.2(b) and 4.2(c) (but without regard to any Premium Units), and (ii) is 3%, and (iii) is the Fair Market Value of a share of Common Stock as of the last day of such month.

          (e) Dividend Equivalents. As of the last day of each month, a Participant's Stock Unit Account shall be credited with additional Units in an amount equal to the amount of the Dividend Equivalents representing cash dividends paid during such month on that number of shares equal to the aggregate Stock Units in the Participant's Stock Unit Account as of the preceding month, divided by the Fair Market Value of a share of Common Stock as of the last day of the month in which the Units are being credited.

                                    ARTICLE V
                                     VESTING

5.1  VESTING.
     --------

          (a) Cash Deferral Account. A Participant's Cash Deferral Account shall be 100% vested at all times.

          (b) Stock Unit Account. The interest of each Participant in the Units credited to his or her Stock Unit Account shall be 100% vested, provided, however, that Units representing Premium Units shall not vest until two years after the November 30 of the Plan Year in which such Units are credited. Stock Units attributable to Dividend Equivalents shall be vested to the same extent as the underlying Units to which they relate. In the event that a Participant terminates employment with the Company for reasons other than death, Retirement, Disability or layoff prior to the date any Units representing Premium Units (including Units representing Dividend Equivalents thereon) have become vested, the Participant shall forfeit the number of Units credited to his or her Stock Unit Account representing such non-vested Premium Units (including Units representing Dividend Equivalents thereon). In the event that a Participant terminates employment with the Company by reason of death, Retirement, Disability or layoff, the Participant's Account shall be fully vested and distributed to the Participant (or, in the event of his or her death, Beneficiary). Notwithstanding the foregoing, upon the occurrence of a Change in Control Event, each Participant's entire Stock Unit Account (including any Units representing Premium Units and dividend equivalents thereon) shall be immediately 100% vested.

                                   ARTICLE VI
                                 DISTRIBUTIONS

6.1  DISTRIBUTION OF ACCOUNTS.
     -------------------------

          (a) Time and Form of Distribution. A Participant shall, on the election filed pursuant to Section 3.1 for each Plan Year, elect to receive a Distribution Amount in accordance with one of the following options:

               (i) Single Lump Sum on Termination. A lump sum payable as soon as administratively practical following termination of employment for any reason.

               (ii) 50/50 Lump Sum on Termination. A lump sum of an amount equal to 50% of the balance of the Participant's Distribution Amount payable as soon as administratively practical following the Participant's termination of employment for any reason, with the remaining balance of the Participant's Distribution Amount distributed in a lump sum payable as soon as administratively practical after the January 1 which follows the calendar year during which the initial 50% of the Participant's Distribution Amount was distributed. Until the final distribution is made, earnings and Dividend Equivalents shall continue to be credited to the undistributed balances in the Participant's Accounts.

               (iii) Single Lump Sum - Date Certain. A lump sum payable as soon as administratively practical following some specified date (which is the last day of a month and which is at least four years after the date of the Participant's deferral election). If a Participant terminates employment prior to such specified date, the Distribution Amount shall be paid as a Single Lump Sum on Termination in accordance with Section 6.1(a)(i).

               (iv) 50/50 Lump Sum - Date Certain. A lump sum of an amount equal to 50% of the balance of the Participant's Distribution Amount payable as soon as administratively practical following some specified date (which is the last day of a month and which is at least four years after the date of the Participant's deferral election), with the remaining balance distributed in a lump sum payable in January of the year which follows the calendar year during which the initial 50% of the Participant's Distribution Amount was distributed. Until the final distribution is made, earnings and Dividend Equivalents shall continue to be credited to the undistributed balances in the Participant's Accounts. If a Participant terminates employment prior to such specified date, the Distribution Amount shall be paid as a Single Lump Sum on Termination in accordance with
     Section 6.1(a)(i).

               (v) Installments. Subject to the requirements described in this
     Section 6.1(a)(v), substantially equal annual installments over 5 or 10 years commencing as soon as administratively practical following the Participant's Retirement. The amount of the first annual payment shall be determined by dividing the Distribution Amount by the appropriate number of years in the installment period (i.e., 5 or 10 years). Each subsequent payment is determined by dividing the remaining balance by the remaining number of years in the installment period. Each subsequent annual installment shall be payable during each January which follows the Participant's Retirement and which occurs during the installment period. Until the final distribution is made, earnings and Dividend Equivalents shall continue to be credited to the undistributed balances in the Participant's Accounts in the manner described in Sections 4.1(c), 4.2(e) and 6.1(b). Notwithstanding anything else contained herein to the contrary, the distribution option described in this Section 6.1(a)(v) shall only be available to a Participant if the total value of his or her vested Distribution Amounts which are to be distributed pursuant to this Section 6.1(a)(v) is at least $100,000 as of the date of his or her Retirement. In the event that a Participant has elected an installment form of distribution and the value of his or her vested Distribution Amounts which are to be distributed in the form of installments is less than $100,000 as of his or her Retirement date, or the Participant is not eligible for

     Retirement, the Distribution Amount shall be paid as a 50/50 Lump Sum on Termination in accordance with section 6.1(a)(ii).

     (b) Manner of Distribution. The amount to be paid to the Participant shall be the vested portion of the Participant's Accounts. Amounts credited to a Participant's Cash Deferral Account as of the last day of the month immediately preceding the date of distribution shall be paid in cash. Vested Stock Units credited to a Participant's Stock Unit Account shall be converted into an equivalent amount of cash based on the Fair Market Value of a share of Common Stock on the last trading date of the month immediately preceding the date that the distribution is paid to the Participant. Vested amounts credited to the Participant's Stock Unit Account shall then be distributed in cash.

6.2  INABILITY TO LOCATE PARTICIPANT.
     --------------------------------

          In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment or delivery pursuant to Section 6.1, the entire amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest, earnings or further crediting of Dividend Equivalents, from the date payment was to commence in Section 6.1. The distribution of such benefits shall thereafter be made in the manner determined by the Committee.

6.3  EARLY AND HARDSHIP DISTRIBUTIONS.
     ---------------------------------

          Notwithstanding anything in this Article VI, the Plan shall permit an in-service distribution in either of the following events:

          (a) Early Distribution. At any time, a Participant, at his or her sole discretion, may withdraw up to 100% of the vested balance of his or her Accounts subject to a 10% penalty of the amount withdrawn. The 10% penalty shall be permanently and irrevocably forfeited. The Company shall thereafter have no obligation to pay the forfeited amount.

          (b) Hardship Distribution. A Participant may receive a hardship distribution, from the vested portion of his or her Accounts, subject to the approval of the Committee, if the Participant has a financial hardship. A financial hardship exists if the Participant demonstrates to the satisfaction of the Committee that he or she has suffered (i) a severe financial hardship which is unforeseeable or (ii) a financial hardship as defined in the 401(k) Plan, and that he or she does not have other assets (excluding those assets which might be available from the 401(k) Plan, Beckman Instruments, Inc. Employees' Stock Purchase Plan and Beckman Instruments, Inc. Executive Restoration Plan) sufficient to satisfy the financial need created by the hardship. The determination of whether a Participant has suffered a hardship shall be made by the Committee in its sole discretion. A hardship distribution, if made, shall be in an amount no greater than the amount needed to satisfy the hardship (including amounts required to satisfy applicable Federal and state income tax withholding), as determined by the Committee.

6.4  DISTRIBUTIONS ON DEATH.
     -----------------------

          In the event of the death of a Participant prior to the commencement of payment of benefits hereunder, the Participant's Accounts shall be paid to the Participant's Beneficiary as a Single Lump Sum on Termination in accordance with Section 6.1(a)(i) as soon as administratively practical following the date of death. Furthermore, in the event of the death of a Participant who has commenced to receive a distribution of benefits in the form of annual installments under Section 6.1(a)(v), the remaining vested balances in his or her Accounts shall be paid to the Participant's Beneficiary in the form of a lump sum as soon as administratively practical following the date of death.

                                   ARTICLE VII

                        CLAIMS PROCEDURE AND ARBITRATION

7.1  CLAIMS PROCEDURE AND ARBITRATION.
     ---------------------------------

          (a) The Committee shall establish a reasonable claims procedure consistent with the requirements of ERISA. In the event of a claim for payment under this Plan or any dispute regarding the interpretation of this plan, the Participant, or following the Participant's death, his or her Beneficiary (collectively referred to in this section as "Claimant") shall be required to submit such matter for review in accordance with the claims procedure established by the Committee.

          (b) If a Claimant has exhausted the claims procedure referred to in subsection (a) and he or she is dissatisfied with the outcome, the Claimant may, if he or she desires, submit any claim for payment under this Plan or any dispute regarding the interpretation of this Plan to arbitration. This right to select arbitration shall be solely that of the Claimant, and the Claimant may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" does not impose on the Claimant a requirement to submit a dispute for arbitration. The Claimant may, in lieu of arbitration, bring an action in appropriate civil court. The Claimant retains the right to select arbitration, even if a civil action (including, without limitation, an action for declaratory relief) is brought by the Company or any other fiduciary of this

Plan prior to the commencement of arbitration. If arbitration is selected by the Claimant after a civil action concerning the Claimant's dispute has been brought by a person other than the Claimant, the Company, and the Claimant shall take such actions as are necessary or appropriate, including dismissal of the civil action, so that the arbitration can be timely heard. Once arbitration is commenced, it may not be discontinued without the unanimous consent of all parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.

          (c) Any claim for arbitration may be submitted as follows: if the Claimant disagrees with an interpretation of this Plan by the Company or any fiduciary of this Plan, or disagrees with the calculation of his or her benefit under this Plan, such claim may be filed in writing with an arbitrator of the Claimant's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the Claimant submitting in writing a list of five potential arbitrators to the Company. Each of the five arbitrators must be either (i) a member of the National Academy of Arbitrators located in the state of California or (ii) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Company shall select one of the five arbitrators as the arbitrator of the dispute in question. If the Company fails to select an arbitrator in a timely manner, the Claimant then shall designate one of the five arbitrators as the arbitrator of the dispute in question.

          (d) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Claimant and the Company. Absence from or nonparticipation at the hearing by any party shall not prevent the issuance of an award. Hearing procedures that will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he or she decides he or she has heard sufficient evidence to justify issuance of an award. The arbitrator shall apply the same deferential standard of review to the decision rendered by the Committee pursuant to the claims procedure referred to in
Section 7.1(a) as would be applied by a court of proper jurisdiction. Accordingly, the arbitrator shall not apply a de novo standard of review in reviewing the decision rendered through the claims procedure but rather shall apply an arbitrary and capricious standard of review.

          (e) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Claimant is entitled to the benefits he or she claimed, the arbitrator shall order the Company to pay or deliver such benefits, in the amounts and at such time as the arbitrator determines. The award of the arbitrator shall be final and binding on the parties. The Company shall thereupon pay or deliver to the Claimant immediately the amount that the arbitrator orders to be paid or delivered in the manner described in the award. The award may be enforced in any appropriate court as soon as possible after its rendition. If any action is brought to confirm the award, no appeal shall be taken by any party from any decision rendered in such action.

          (f) This subsection (f) shall apply only following the occurrence of a Change in Control Event. If the arbitrator determines that the Claimant is entitled to the claimed benefits, the arbitrator shall direct the Company to pay to the Claimant, and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees.

                                  ARTICLE VIII

                                 ADMINISTRATION

8.1  COMMITTEE.
     ----------

          The Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

8.2  COMMITTEE ACTION.
     -----------------

          The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman of the Committee (the "Chairman") or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

8.3  POWERS AND DUTIES OF THE COMMITTEE.
     -----------------------------------

          (a) Subject to Section 8.4, the Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                    (1) To construe and interpret the terms and provisions of this Plan;

                    (2) To compute and certify to the amount and kind of benefits payable or deliverable to Participants and their Beneficiaries;

                    (3) To maintain all records that may be necessary for the administration of this Plan;

                    (4) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                    (5) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof; and

                    (6) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Committee may from time to time prescribe.

8.4  INTERPRETATION OF PLAN.
     -----------------------

          Prior to the occurrence of a Change in Control Event, the Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to this Plan. Notwithstanding the foregoing, following the occurrence of a Change in Control Event, no deference shall be given to the Committee's construction or interpretation of the Plan and any such construction or interpretation shall be reviewed under a de novo standard of review.

          In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

8.5  PLAN CONSTRUCTION.
     ------------------

          It is the intent of the Company that transactions in and affecting securities issued hereunder in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict.

8.6  INFORMATION.
     ------------

          To enable the Committee to perform its functions, the Company shall, upon request of the Committee, supply full and timely information to the Committee on all matters relating to the Salary and/or Bonus of all

Participants, their death, or other cause of termination, and such other pertinent facts as the Committee may require.

8.7  COMPENSATION, EXPENSES AND INDEMNITY.
     -------------------------------------

          (a) The Committee is authorized at the expense of the Company to employ such legal counsel and administrative services as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of this Plan shall be paid by the Company.

          (b) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1  UNSECURED GENERAL CREDITOR.
     ---------------------------

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust (other than a grantor trust within the meaning of Section 671, et. seq. of the Code), or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2  NO EMPLOYMENT CONTRACT.
     -----------------------

          Nothing contained in this Plan (or in any other documents related to this Plan) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause.

9.3  ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.
     -----------------------------------------------

          If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event of stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in respect of Units and Accounts credited under this Plan so as to preserve the benefits intended.

9.4  RESTRICTION AGAINST ASSIGNMENT.
     -------------------------------

          The Company shall pay all amounts payable hereunder only to the person or persons designated by this Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from this Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

9.5  WITHHOLDING.
     ------------

          The Company shall satisfy any state or federal income or other tax withholding obligation arising upon distribution of a Participant's Accounts. The Participant shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder.

9.6  AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.
     ---------------------------------------------------

          The Company may amend, modify, suspend or terminate this Plan in whole or in part and the Committee may amend or modify this Plan in whole or in part, except that (i) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to Participants' Accounts, (ii) Sections 4.1(c) and 4.2(d) may not be amended, modified or suspended so as to, with respect to any amounts credited to the Accounts as of the date of such amendment, reduce the amount of earnings or Dividend Equivalents to be credited to Participants' Accounts in accordance with Sections 4.1(c) and 4.2(d), respectively, and (iii) Section 7.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under this Plan. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within ninety (90) days following the date of Plan termination.

9.7  GOVERNING LAW.
     --------------

          This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

9.8  RECEIPT OR RELEASE.
     -------------------

          Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment or delivery, to execute a receipt and release to such effect.

9.9  PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.
     -----------------------------------------------

          In the event that any amount becomes payable to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment or delivery made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

9.10 HEADINGS, ETC. NOT PART OF AGREEMENT.
     -------------------------------------

          Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 5 day of November, 1997.

                                       BECKMAN INSTRUMENTS, INC.



                                       By:  /s/ FIDENCIO M. MARES
                                            ------------------------------------
                                            Fidencio M. Mares
                                       Its: Vice President, Human Resources
                                            -------------------------------